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Exhibit 12 to 2000 10-K

                              CONVERGYS CORPORATION
    Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                                   Dividends
                              (Amounts in millions)

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
                                                                       For the Twelve
                                                                        Months Ended
                                                                      December 31, 2002
                                                                      -----------------
Earnings:
   Income before income taxes, extraordinary charges and cumulative
      effect of change in accounting principle                             $244.4
   Adjustment for undistributed (income)/losses of partnerships              (2.8)
   Interest expense                                                          11.0
   Portion of rental expense deemed interest                                 39.8
                                                                           ------
      Total earnings                                                       $292.4
                                                                           ======
Fixed Charges:
   Interest expense                                                        $ 11.0
   Portion of rental expense deemed interest                                 39.8
                                                                           ------
      Total fixed charges                                                  $ 50.8
                                                                           ======
Preferred dividends:
   Preferred dividends                                                         --
      Combined fixed charges and                                           ------
      preferred dividends                                                  $ 50.8
                                                                           ======
Ratio of Earnings to Fixed Charges                                           5.76
                                                                           ======
Ratio of Earnings to Combined Fixed Charges
   and Preferred Dividends                                                   5.76
                                                                           ======
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